Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Jim Raabe (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES THIRD QUARTER RESULTS

Company Reports Third Quarter Profit; Expects Economy to Remain Weak

MINNEAPOLIS – (October 22, 2008) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, today announced results for the fiscal third quarter ended September 27, 2008. Net sales for the quarter totaled $157.2 million, a decrease of 26 percent, compared to $213.1 million in the third quarter of 2007. The company reported a third-quarter net income of $1.0 million, or $0.02 per diluted share, compared to a net income of $11.9 million, or $0.26 per diluted share, in the third quarter of 2007.

“Following a difficult first half and continued declining revenue, we achieved a significant goal during the third quarter by returning to profitability,” said Bill McLaughlin, chief executive officer. “During the quarter, we took aggressive action to reduce costs, improve operating efficiencies, and preserve cash, while selectively investing in those initiatives that will help improve business results.”

McLaughlin added, “We expect difficult conditions to persist for the remainder of the year and through 2009, as the economy and consumer buying continue to weaken. We have been proactive and aggressive in reducing costs and protecting margins. Given this challenging business environment, we are focused on improving our cost structure while implementing programs designed to stabilize sales and market share.”

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Select Comfort Announces Third Quarter Results – Page 2 of 10

Third Quarter Summary

During the third quarter, retail revenue was down 24 percent, driven by a 27 percent decline in same-store sales, offset by the opening of four net new stores over the past 12 months. During the third quarter, the company closed eight stores.

Third quarter e-commerce and direct-marketing sales were lower, with revenues in these channels declining 42 percent and 20 percent, respectively. Wholesale sales declined 37 percent.

The company improved its gross margin during the third quarter, despite sustained inflationary pressures. Third quarter gross profit margin of 62.2 percent was 60 basis points higher than prior year at 61.6 percent. Gross profit margin increased by 260 basis points from the 59.6 percent rate in the second quarter of this year as a result of select price increases and cost-reduction activities, along with a strong average selling price and improved sales mix due to reduced promotional activities and the introduction of new and enhanced products.

During the third quarter, the company reduced marketing expenditures as a result of lower sales trends. Sales and marketing costs in the third quarter of 2008 decreased by 14 percent to $82.0 million, representing 52.2 percent of net sales, compared to $95.7 million or 44.9 percent of net sales in the prior-year period.

The company benefited from reductions in general and administrative expenses, which declined to $11.6 million and were 7.4 percent of sales, compared to $14.9 million or 7.0 percent of sales reported in the third quarter of 2007.

Cash flows from operating activities remained positive, totaling $12.2 million for the first nine months, compared to $56.2 million for the same period last year. Cash outlays for capital expenditures totaled $28.1 million for the first nine months of 2008, compared to $30.4 million in the first nine months of 2007. As of September 27, 2008, cash and cash equivalents totaled $6.2 million and outstanding debt totaled $60.8 million. The company is in compliance with all bank covenants and commitments.

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Select Comfort Announces Third Quarter Results – Page 3 of 10

Fourth Quarter and 2009 Priorities and Outlook

Macro-economic trends and consumer confidence continue to deteriorate, and the company expects both will remain weak in the fourth quarter and throughout 2009. In response to the challenging economic outlook, the company continues to take actions to reduce costs while allowing for continued investment in programs to stabilize sales and market share.

The company will focus on several key areas in the fourth quarter and into 2009, which include:

•

Product costs and pricing – Focus will be on reducing product costs and creating price flexibility within the product line to better enable the company to respond to increased price sensitivity of consumers in the current environment.

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Infrastructure costs – The company will close an additional five stores during the fourth quarter of 2008, bringing the total number of anticipated store closings for the year to 26 stores. In 2009, the company expects to be more aggressive in reducing its store base, and has identified approximately 20 stores it plans to close in the first quarter of 2009. The company also will continue to align general and administrative costs with projected sales trends while preserving core strategic capabilities.

•

Media and marketing – During fourth quarter and into 2009, the company will continue to work towards improving the effectiveness and efficiency of both sales and marketing. Media spend will be lower in fourth quarter, and will remain flexible in 2009 based on sales trends.

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Cash – The company’s focus remains on preserving cash. The company anticipates operating cash flows for 2008 to be positive. The company will reduce capital expenditures as it begins 2009 and as commitments for store openings and its SAP project are fulfilled.

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Select Comfort Announces Third Quarter Results – Page 4 of 10

The company expects to have approximately 471 retail locations at the end of fiscal 2008. Results for 2008 will benefit from a fifty-third week in the fourth quarter.

“Despite the difficulties of the past year and the uncertainty of the year ahead, our core value proposition continues to be our high-quality products that provide real benefit for the consumer,” explained McLaughlin. “Our opportunity is communicating these benefits in a compelling way during a time when consumers are less likely to spend money.”

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) Wednesday, October 22, 2008. To listen to the call, please dial (888) 972-6711 (international participants dial (210) 234-0123) and reference the passcode “Sleep.” To access the Webcast, please visit the investor relations area of the Select Comfort Web site.

A replay will remain available until midnight Eastern Time, Thursday, October 30, 2008 by dialing (402) 998-0517. The Webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago, Select Comfort Corporation is the nation’s leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep

Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its more than 470 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from

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Select Comfort Announces Third Quarter Results – Page 5 of 10

global events; consumer confidence; effectiveness of our advertising and promotional efforts; our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources, and the availability and cost of credit or other capital resources necessary to finance operations; the risk of non-compliance with financial covenants under our bank line of credit, and the potential need to obtain additional capital through the issuance of debt or equity securities; our ability to attract and retain qualified sales professionals and other key employees; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; risks of pending litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to commodity shortages, inflationary pressures, labor negotiations, liquidity concerns or other factors; the impact of higher product costs from rising commodity and component costs and the deleveraging effects of lower unit volumes; the capability of our information systems to meet our business requirements and our ability to upgrade our systems on a cost-effective basis without disruptions to our business; and increasing government regulations, including new flammability standards for the bedding industry, which have added product cost pressures and have required implementation of systems and manufacturing process changes to ensure compliance. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

(1) Top 25 Bedding Retailers, Furniture/Today, August 2008.

Select Comfort Announces Third Quarter Results – Page 6 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	September 27, 2008	% of Net Sales		September 29, 2007	% of Net Sales

Net sales	$157,231	100.0%		$213,070	100.0%
Cost of sales	59,475	37.8%		81,892	38.4%
Gross profit	97,756	62.2%		131,178	61.6%
Operating expenses:
Sales and marketing	82,047	52.2%		95,741	44.9%
General and administrative	11,618	7.4%		14,872	7.0%
Research and development	562	0.4%		1,290	0.6%
Asset impairment charges	1,477	0.9%		198	0.1%
Total operating expenses	95,704	60.9%		112,101	52.6%
Operating income	2,052	1.3%		19,077	9.0%
Other (expense) income, net	(1,117)	(0.7%	)	(261)	(0.1%	)
Income before income taxes	935	0.6%		18,816	8.8%
Income tax (benefit) expense	(48)	0.0%		6,953	3.3%
Net income	$983	0.6%		$11,863	5.6%

Net income per share – basic	$0.02			$0.27

Net income per share – diluted	$0.02			$0.26

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	44,232			44,447
Effect of dilutive securities:
Options	114			1,443
Restricted shares	305			247
Diluted weighted-average shares outstanding	44,651			46,137

Select Comfort Announces Third Quarter Results – Page 7 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	September 27, 2008	% of Net Sales		September 29, 2007	% of Net Sales

Net sales	$477,451	100.0%		$608,570	100.0%
Cost of sales	192,125	40.2%		233,697	38.4%
Gross profit	285,326	59.8%		374,873	61.6%
Operating expenses:
Sales and marketing	258,074	54.1%		280,635	46.1%
General and administrative	41,880	8.8%		49,102	8.1%
Research and development	2,079	0.4%		4,231	0.7%
Asset impairment charges	2,534	0.5%		198	0.0%
Total operating expenses	304,567	63.8%		334,166	54.9%
Operating (loss) income	(19,241)	(4.0%	)	40,707	6.7%
Other (expense) income, net	(1,996)	(0.4%	)	169	0.0%
(Loss) income before income taxes	(21,237)	(4.4%	)	40,876	6.7%
Income tax (benefit) expense	(8,496)	(1.8%	)	15,424	2.5%
Net (loss) income	$(12,741)	(2.7%	)	$25,452	4.2%

Net (loss) income per share – basic	$(0.29)			$0.54

Net (loss) income per share – diluted	$(0.29)			$0.52

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	44,143			47,381
Effect of dilutive securities:
Options	—			1,614
Restricted shares	—			269
Diluted weighted-average shares outstanding[1]	44,143			49,264

1For the nine months ended September 27, 2008, potentially dilutive securities have been excluded from the calculation of diluted weighted average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Select Comfort Announces Third Quarter Results – Page 8 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

subject to reclassification

	(unaudited) September 27, 2008	December 29, 2007
Assets
Current assets:
Cash and cash equivalents	$6,205	$7,279
Accounts receivable, net of allowance for doubtful accounts of $737 and $876, respectively	7,680	18,902
Inventories	19,961	32,517
Prepaid expenses	18,487	9,816
Deferred income taxes	6,254	6,796
Other current assets	1,488	3,833
Total current assets	60,075	79,143
Property and equipment, net	86,760	80,409
Deferred income taxes	27,062	25,543
Other assets	6,179	5,394
Total assets	$180,076	$190,489

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving credit facility	$60,000	$37,890
Accounts payable	43,620	69,775
Customer prepayments	9,236	8,327
Accruals:
Sales returns	3,304	3,751
Compensation and benefits	15,345	14,865
Taxes and withholding	4,473	4,812
Other current liabilities	8,727	9,723
Total current liabilities	144,705	149,143

Non-current liabilities:
Warranty liabilities	5,436	6,747
Capital lease obligations	579	—
Other long-term liabilities	14,062	10,473
Total non-current liabilities	20,077	17,220
Total liabilities	164,782	166,363

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 45,003 and 44,597 shares issued and outstanding, respectively	450	446
Additional paid-in capital	3,905	—
Retained earnings	10,939	23,680
Total shareholders’ equity	15,294	24,126
Total liabilities and shareholders’ equity	$180,076	$190,489

Select Comfort Announces Third Quarter Results – Page 9 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Nine Months Ended
	September 27, 2008	September 29, 2007
Cash flows from operating activities:
Net (loss) income	$(12,741)	$25,452
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	17,183	18,869
Stock-based compensation	3,337	5,560
Excess tax benefits from stock-based compensation	(17)	(1,389)
Disposals and impairments of assets	2,508	391
Changes in deferred income taxes	(977)	(3,262)
Other, net	—	270
Change in operating assets and liabilities:
Accounts receivable	11,222	(4,461)
Inventories	12,556	(5,863)
Prepaid expenses and other assets	(5,972)	286
Accounts payable	(16,612)	18,174
Customer prepayments	909	862
Accrued sales returns	(447)	156
Accrued compensation and benefits	492	(3,996)
Accrued taxes and withholding	(313)	5,612
Warranty liabilities	(1,847)	(682)
Other accruals and liabilities	2,884	265
Net cash provided by operating activities	12,165	56,244

Cash flows from investing activities:
Purchases of property and equipment	(28,141)	(30,393)
Proceeds from sales and maturity of marketable debt securities	—	81,086
Net cash (used in) provided by investing activities	(28,141)	50,693

Cash flows from financing activities:
Net increase in short-term borrowings	15,823	21,564
Repurchases of common stock	—	(134,452)
Proceeds from issuance of common stock	534	4,265
Excess tax benefits from stock-based compensation	17	1,389
Issuance costs related to debt	(1,472)	—
Net cash provided by (used in) financing activities	14,902	(107,234)

Decrease in cash and cash equivalents	(1,074)	(297)
Cash and cash equivalents, at beginning of period	7,279	8,819
Cash and cash equivalents, at end of period	$6,205	$8,522

Select Comfort Announces Third Quarter Results – Page 10 of 10

SELECT COMFORT CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended				Nine Months Ended
	September 27, 2008		September 29, 2007		September 27, 2008		September 29, 2007
Percent of sales:
Retail	78.9%		76.6%		77.4%		75.7%
Direct	7.7%		7.2%		8.0%		8.1%
E-Commerce	5.3%		6.7%		6.1%		6.8%
Wholesale	8.1%		9.5%		8.5%		9.4%
Total	100.0%		100.0%		100.0%		100.0%

Sales growth rates:
Comparable-store sales	(27%	)	(6%	)	(24%	)	(10%	)
Net new stores	3%		9%		4%		9%
Retail total	(24%	)	3%		(20%	)	(1%	)
Direct	(20%	)	(15%	)	(23%	)	(16%	)
E-Commerce	(42%	)	30%		(29%	)	26%
Wholesale	(37%	)	(1%	)	(29%	)	14%
Total	(26%	)	3%		(22%	)	0%

Stores open:
Beginning of period	478		460		478		442
Opened	5		14		18		37
Closed	(8)		(3)		(21)		(8)
End of period	475		471		475		471

Retail partner doors	794		770		794		770

Other metrics:
Average sales per store ($ in 000’s) *	$1,074		$1,377
Average sales per square foot ($s) *	$784		$1,104
Stores > $1 million net sales *	53%		77%
Average mattress sales per mattress unit (Q3 Company-owned channels; $s)	$1,917		$1,726

* trailing twelve months for stores open at least one year